Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

Stockholders and Board of Directors

Amyris, Inc.

We consent to the incorporation by reference in the Registration Statements (Nos. 333-169715, 333-172514, 333-180006, 333-187598, 333-188711, 333-195259, 333-203213, 333-210569, 333-217345, 333-224316 and 333-225848) on Form S-8 of Amyris, Inc. of our report dated September 30, 2019, relating to the consolidated financial statements for the year ended December 31, 2018, appearing in this Annual Report on Form 10-K of Amyris, Inc. for the year ended December 31, 2018.

/s/ Macias Gini & O'Connell LLP

San Francisco, California

October 1, 2019